Letter Of Intent


April  26,  2001


CFNasia  Holdings  Limited
P.0.  Box  957
Offshore  Incoprorations  Centre,
Road  Town,  Tortola,  British  Virgin  Islands

Attention:


Dear  Sirs,

     When countersigned by each of the parties, the following will constitute our letter of intent, outlining the general terms with respect to the purchase by e-financialdepot.com, Inc., (the "Purchaser") of all issued and outstanding shares of CFNasia Holdings Limited (the "Company").

1.     ACQUISITION
      ------------

     It is intended that the Purchaser shall, subject op the terms and conditions set forth herein and in the Definitive Agreement (as hereinafter defined) acquire all of the issued an and outstanding shares of the Company and as consideration therefore shall issue the greater of 8,000 ,000 shares (the "shares") or 25% of the issued and outstanding shares of the Purchaser of the
Purchaser to the shareholders of the Company, said shares to be subject to transfer restrictions under Rule 144 of the Securities Act of 1933. Notwithstanding the above, the shareholders of the Company will also be paid $2,000,000.00 US (the "cash"). This cash payment will be subject to terms to be defined in the definitive agreement, and payable from a successful financing of at least $10,000,000 as arranged by the Purchaser. Said shares will be issued and delivered to the Company at the time of closing.

2.     DEFINITIVE AGREEMENT
       --------------------

     The parties will diligently and in good faith negotiate a definitive agreement (the "Definitive Agreement") incorporating. the principal terms of the contemplated transaction as set forth herein and, in addition, such ocher terms and provisions of a more detailed nature as the parties may agree upon.

In the Definitive Agreement, each of the Purchaser, the Company and the principal shareholders of the Company will make such representations and warranties are customary in transactions of this nature, including,, without limitation, representations as to such parties power, authority and standing engage in the contemplated transaction; the absence of material pending or threatened litigation and liabilities (contingent or otherwise) affecting the business of any party; the accuracy if the financial statements of the Company, the absence of any materiel adverse changes in the business or the financial condition of the Company or the Purchaser, respectively, the absence of any material default by the Company or the Purchaser, respectively under the material contracts included in the business of the Company and the Purchaser;
and the accuracy, in all all material respects, of the information, contracts and other materials furnished by any of the parties hereto. A11 representations and warranties will survive the closing of the transactions contemplated herein

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and  any and all investigations at any time made by or on behalf of the parties.
Specific reference herein to the foregoing representations will not preclude the Company or the Purchaser, respectively, from requiring such additional representations from the other parties hereto as such party may deem advisable in the Definitive Agreement.

3.     DUE  DILIGENCE  PERIOD
       ----------------------

     The parties shall have a due diligence period ending on May 22, 2001 (the "due diligence period"). During the Due Diligence Period each of the Company and the Purchaser will have the right to conduct a full due diligence investigation of the other corporation as more particularly set forth in section 5. If the results of this due diligence investigation are unsatisfactory to either party, in its sole determination, then such party will have the option on the last day of the due diligence period by 4:00 p.m. to terminate this letter of intent, and if applicable, the Definitive Agreement, without liability, unless such date and time is mutually changed by the Company and the Purchaser in writing.

4.     CONDITIONS  TO  CLOSING
       -----------------------

     The parties' obligation to close the contemplated transaction will be subject to specified conditions precedent including, but not limited to, the following:

(a) each of the Company and the Purchaser shall have received all necessary consents, approvals and other authorizations of any regulatory authorities, shareholders or third parties;
(b) the representations and warranties of the Company, the principal shareholders of the Company and the Purchaser in the Definitive Agreement shall remain accurate as of the closing, and no material adverse changes in the business of the Company or the Purchaser shall have occurred;
(c)  Appointment  of  2  members  of  the  Board  of  Directors.

5.     ACCESS  TO  INFORMATION
       -----------------------

     Immediately upon the parties' execution of this Letter of Intent, each of the Purchaser and the Company and their respective attorneys, accountants and financial advisors will have full access during normal business hours to all employees, consultants, assets, properties, books, accounts, records, tax returns, contracts and other documents of the Purchaser and the Company, provided, however that such access will not materially interfere with the normal business operations of suck corporation. In the event the parties terminate their discussions for any reason each of the Purchaser and the Company will promptly return all documents and other materials so provided to it and in such circumstances in the Purchaser agrees that it will not actively or passively, directly or indirectly, solicit any client or consultant of the Company.

6.     USE  AND  CONFIDENTIALITY
       -------------------------

     All of the information, records, books and data to which each party and/or their respective representatives are given access as set forth above will be used by such party solely for the purpose of analyzing the other party hereto and will be treated on a confidential basis. The terms, conditions and existence of this Letter and all further discussions between the parties will also be treated on a confidential basis, subject to appropriate disclosure to regulatory authorities and as otherwise required by the rules of any regulatory authorities.

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7.     CLOSING
       -------
     The closing of the contemplated transaction (the "closing") will occur as soon as reasonable possible after the satisfaction of all conditions precedent specified is the Definitive Agreement, but in any event on or before May 31, 2001, unless otherwise agree by the parties.

8.     AGREEMENT NOT TO SELL; OPERATION OF BUSINESS
       --------------------------------------------

     Save except the Company's negotiations to restructure of its' holdings in CFN UK and CFN Hongkong, commencing immediately, the parties hereto anti their respective agents will not, nor will they permit any of their respective officers employees or agents (including and without limitation, investment bankers, attorneys and accountants) directly or indirectly to, solicit, discuss, encourage or accept any offer for the purchase of such party or the business and/or the assets of such party, whether as a primary or backup offer, or take any other action with intention or reasonable foreseeable effect of leading to any commitment or agreement to sell such party or business and/or the assets of such party. In addition, the parties will conduct their respective operations according to its ordinary and usual course of business consistent with past practices and will not enter into any material transactions or incur any material liabilities without obtaining the consent of the other party hereto, which consent will not be unreasonably held of delayed. The obligations set forth in this section 8 will terminate on May 31, 2001; if by such date a closing as not occurred, unless further extended by the purchaser and the company. Not with standing the foregoing nothing herein shall restrict the parties hereto from taking such actions as may be required in order to discharge their obligations pursuant to applicable corporate laws.

9.     COST AND EXPENSES
       -----------------

     Except as otherwise specifically set forth herein. Each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party. The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the contemplated transaction which may be asserted by any person based on any agreement or arrangement for payment by the other party.

10.     CURRENCY
        --------

     All  dollar  amounts  referred  to  herein  are  expressed in U.S. dollars.

11.     CHOICE OF LAW
        -------------

     This letter of intent shall be construed in accordance with laws of the State of California and the parties attorn to the exclusive jurisdiction of the courts of California in respect of all disputes arising hereunder.

12.     EXECUTION IN COUNTERPART
        ------------------------

The parties may execute this Letter of Intent in two or more counterparts, each of which is deemed to be an original and all of which will constitute one agreement, effective as of the date given above.

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13.     LETTER OF INTENT
        ----------------

     Subject to the ability of the parties to terminate this Letter of Intent during the Due Diligence Period, this letter in intended to be non-binding letter of intent regarding the contemplated transactions. The parties agree to negotiate a Definitive Agreement generally consistent with the terms of this Letter of Intent on or before the day which is 15 days from the date set forth on page 1 of this Letter of Intent, but intend that the rights and obligations between them shall be as set forth herein until such time as the Definitive Agreement is signed and delivered by all of the parties. Upon such event, the parties respective legal rights and obligations will then be only those set forth in the Definitive Agreement.

     If the foregoing accurately sets forth your understanding in this regard, please date, sign and return the enclosed copy of the Letter of Intent to the undersigned.

Yours  very  truly,

e-financialdepot.com,  Inc.

Per:    /s/Randy Doten
Name:   Randy Doten
Title:  Director

Acknowledged  and  Accepted  this
5  day  of  May  2001

CFNasia  Holdings  Lirnited

Per:     /s/ Paul Heffner
Name:    Paul Lincoln Heffner
Title:   CEO

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